                               POWER OF ATTORNEY

     Know all by these presents, that the undersigned hereby constitutes and appoints Andrew Seamons, Todd B. Skelton, Richard F. Mattern, Whitney R. Burnley
and Alison Shores, signing singly, the undersigned's true and lawful attorney-in-fact to:

     (1)   execute for and on behalf of the undersigned, HF Direct Investments
           Pool, LLC, a Tennessee limited liability company (the "Company"), a
           Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or
           any rule or regulation of the SEC;

     (2)   execute for and on behalf of the undersigned Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

     (3)   do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such
           Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

     (4)   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

     The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

     This Power of Attorney shall remain in full force and effect unless and until revoked by an officer and/or director of the Company in a signed writing delivered to the foregoing attorneys in fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16th day of December, 2022.

                         HF Direct Investments Pool, LLC

                         By: HF Capital, LLC, its Managing Member

                                     By:   /s/ Andrew Seamons
                                     --------------------------
                                     Name:    Andrew Seamons
                                     Title: Chief Investment Officer